Exhibit 10.1
SEPARATION AGREEMENT AND
GENERAL RELEASE OF ALL CLAIMS
     This Separation Agreement and General Release of all Claims (hereinafter “Agreement”) is entered into by and between DEAN A. BERTOLINO (referred to as “Executive”), and Airgas, Inc., on behalf of itself and each of its related entities, affiliates, subsidiaries and corporate parent (collectively referred to as “Airgas” or the “Company”).
RECITALS
     WHEREAS, Executive was hired by Airgas on December 10, 2001; and
     WHEREAS, Executive has notified Airgas of his intent to resign and the Company has accepted his resignation effective September 30, 2007 (the “Termination Effective Date”); and
     WHEREAS, Airgas desires to provide Executive with certain payments in exchange for entering into this Agreement, which contains a general release of all claims,
     NOW, THEREFORE, the parties, intending to be legally bound hereby and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, agree as follows:
I.
The Company’s Obligations to Executive.
     (a) In consideration of Executive’s release of claims and covenants set forth in this Agreement including, but not limited to, Executive’s release of all claims for compensation, personal injury, mental and emotional distress and attorneys’ fees, and without creating any precedent in the administration of its policies and benefits, Airgas agrees to pay Executive the sum of Two Hundred and Seventy-Three Thousand, One-Hundred and Fifty Dollars ($273,150), less taxes and other deductions required by law to be withheld (the “Separation Payment”). The Separation Payment shall be paid promptly following the later of the Termination Effective Date and receipt by Airgas of an executed form of this Agreement delivered to Dwight T. Wilson, Senior Vice President, Human Resources, at Radnor Court, Suite 100, 259 N. Radnor-Chester Road, Radnor, PA 19087-5283
     (b) Executive shall be reimbursed for any business expenses incurred through the Termination Effective Date in accordance with the Company’s applicable policies and procedures.
     (c) The Company’s senior management shall refrain from activity harmful to Executive and shall further not make any disparaging statements concerning Executive, either publicly or privately. The term “disparaging” as used herein includes, without limitation, comments or statements to the press or any individual or entity which could adversely affect the personal or professional conduct or reputation of Executive. For the purpose of this paragraph, “senior management” shall mean Airgas’ Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Information Officer, General Counsel, Senior Vice President —

Human Resources, Senior Vice President — Corporate Development, and Vice President – Communications. Nothing in this paragraph shall preclude Airgas or its representatives or agents from honestly answering inquiries posed in connection with a legal, adjudicatory or administrative proceeding or a government investigation.
     (d) Executive understands and agrees that he would not and will not receive the consideration set forth in subparagraphs (a) and (c) above, except for his execution of this Agreement and fulfillment of the promises, obligations and waivers contained herein. Once this Agreement is properly executed, the parties agree that they shall have no further obligations to each other except as provided herein, as required by law, and/or as required by Executive’s professional responsibilities and obligations.
II.
Executive’s Release of Claims and Post-Employment Restrictions.
     In exchange for the promises set forth in Section I, above, Executive covenants and agrees to:
     (a) Fully and forever release, discharge, cancel, waive, and acquit for Executive, his heirs, executors, administrators and assigns, Airgas and each and all of its Boards of Directors, agents, officers, trustees, owners, employee benefit plans and their respective fiduciaries, trustees and administrators, employees, attorneys, successors and assigns (the “Airgas Released Parties”), of and from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever, including personal injury claims, which Executive has, had or may have had against any of the Airgas Released Parties, arising out of, or by reason of any cause, matter, or thing whatsoever existing as of the date of execution of this Agreement, WHETHER KNOWN TO EITHER OF THE PARTIES AT THE TIME OF EXECUTION OF THIS AGREEMENT OR NOT.
     This FULL WAIVER OF ALL CLAIMS includes, without limitation and to the maximum extent permitted by law, claims for attorneys’ fees, costs, any claims, demands, or causes of action arising out of, or relating in any manner whatsoever to, the employment and/or cessation of that employment, such as, BUT NOT LIMITED TO, any claim, lawsuit or other proceeding arising under the Older Worker’s Benefit Protection Act (OWBPA), the Age Discrimination in Employment Act (ADEA), the Civil Rights Act of 1866 (Section 1981), Title VII of the Civil Rights Act of 1991, the Americans with Disabilities Act (ADA), the Labor Management Relations Act (LMRA), the National Labor Relations Act (NLRA), ERISA, COBRA, the Fair Labor Standards Act (FLSA), the Family and Medical Leave Act of 1993 (FMLA), the Fair Credit Reporting Act, the Pennsylvania Human Relations Act, all as amended, as well as any claims arising under any other federal, state, or local statutes, regulations or ordinances, and common law claims of any nature including, but not limited to, claims for wrongful termination, discrimination, breach of contract or misrepresentation, violation of public policy, or tort claims. Executive agrees that, except as otherwise provided in this Agreement, Executive will not seek any further damages, reimbursement, indemnity, compensation, fees, costs, wages or money of any kind from the Airgas Released Parties.

Nothing contained in this Agreement, however, shall constitute a release by Executive of any workers’ compensation claims, any claims that may arise after the date this Agreement is executed and/or for any vested benefit or stock option benefits to which Executive may otherwise be entitled.
     Notwithstanding the foregoing, nothing in this release shall relinquish or reduce, or be construed or interpreted as relinquishing or reducing, any rights, title or interest that Executive may have to, in or under any applicable director’s and officer’s or other liability insurance, and such insurers expressly are not third party beneficiaries under this Agreement or this Release. Airgas makes no representations with respect to any rights Executive might have under any such insurance policies. Further, Airgas agrees to defend and/or indemnify Executive and hold him harmless from any claims made against him arising out of his activities as an employee or officer of Airgas, or trustee of any employee benefit plan, to the same extent as Airgas is or may be obligated to or in the normal course of business undertakes in fact to defend and/or indemnify and hold harmless any current employee, officer or trustee of any employee benefit plan.
     Executive further agrees that, while this release does not prevent Executive from filing a charge with or participating in proceedings before the Equal Employment Opportunity Commission (“EEOC”) and/or from challenging the knowing and voluntary nature of this Agreement under the ADEA, Executive acknowledges that Executive has not filed any claims or commenced any action with an administrative agency or court regarding any claims released in this Agreement.
     (b) Waive all right, title and interest in any benefit plan of Airgas and waive and release all claims based on or related to such benefit plans or programs other than those benefits or rights for which Executive is vested as of the Termination Effective Date.
     (c) Refrain from activity harmful to or make any disparaging statements concerning Airgas, its respective officers, Boards of Directors, attorneys, agents, employees, successors or assigns, either publicly or privately. The term “disparaging” as used herein includes, without limitation, comments or statements to the press or any individual or entity which could adversely affect the conduct of Airgas’ business or the reputation or interests of Airgas. Nothing in this paragraph shall preclude Executive from honestly answering inquiries posed in connection with a legal, adjudicatory or administrative proceeding or a government investigation, except in doing so Executive may not disclose privileged information.
III.
The Parties’ Obligations Regarding Confidentiality.
     (a) Executive and the Company agree that except as and only to the extent required by law to be publicly filed, the terms and conditions of this Agreement shall be held in the strictest confidence. Except in connection with any such public filing, Executive and the Company covenant and agree that neither will, directly or through any other person, agent or representative, discuss or disclose either publicly or privately, the existence or content of this Agreement, except to Executive’s spouse, or the parties’ respective accountants or attorneys, any state tax department or the Internal Revenue Service, or any other state or federal official in response to legitimate inquiry.
     (b) Executive acknowledges that all documents and electronic information related to the business of the Company that Executive acquired or generated during the period of Executive’s employment with the Company, and all copies thereof including, but not limited to, handwritten notes, memoranda, computer programs, software, and electronic information, are and shall be the property of the Company, and that all such property of the Company shall be returned to the Company upon execution of this Agreement. By execution of this Agreement, Executive certifies that all copies thereof have been returned. Executive shall delete all computer programs, software and electronic information of the Company to the extent that it may have been retained on any personal computer system, hard drives or computer disks. All Company-owned property including laptop computers, peripheral software and hardware, security and/or entry cards, credit cards and any other property shall be returned to the Company no later than the Termination Effective Date.
     (c) In addition to his continuing obligation to maintain the confidentiality of all attorney-client privileged information, Executive further acknowledges that any confidential information including, but not limited to, trade secrets, know-how, customer lists and/or preferences, truck delivery routes and schedules, marketing strategies, customer and vendor addresses and telephone numbers and contact names, pricing policies, operational methods, technical processes, and other business, financial and personnel information of the Company, including any such information retained in Executive’s memory, that has not previously been released to the public by an authorized representative of the Company (“Confidential Information”) cannot be used by Executive in any way or disclosed to any third party outside of the Company. By execution of this Agreement, Executive further agrees not to use any such Confidential Information in any way or disclose any such Confidential Information to any third party outside of the Company. Executive agrees that he may only divulge such Confidential Information as may be required by law, regulation or ethical obligation, i.e., when providing honest answers, without disclosure of privileged information, to inquiries posed in connection with a legal, adjudicatory or administrative proceeding or a governmental investigation, consistent with Executive’s fiduciary responsibilities to Airgas and his professional obligations and limitations as counsel to Airgas; provided that Executive shall (i) notify Airgas if disclosure of information and/or testimony is sought, whether by subpoena, discovery in legal, adjudicatory or administrative proceedings, or by request of a third party, promptly upon receipt of Executive’s notice of the request or demand for such information, (ii) provide a copy of the subpoena, discovery or other request to Airgas and (iii) meet with Airgas representatives prior to any such disclosure; and provided further that no disclosure shall be made until Airgas has had an opportunity to review and take appropriate action, including seeking a protective order with regard to such subpoena, discovery or other request. If Airgas elects to seek such protective order, it shall do so prior to the return date of any subpoena, discovery or other request.

IV.
Harm to the Parties Caused by Breach.
     Executive and the Company agree that the breach or threatened breach of Section III of this Agreement shall cause the non-offending party to suffer irreparable harm. In addition to all other remedies that the parties may have at law or in equity for breach of this Agreement, the parties shall have the right to injunctive relief. The parties shall further have the right to rescind this Agreement, including, in the event of Executive’s breach, the Company shall be entitled to recover all monies paid to Executive pursuant to the terms set forth in Section I of this Agreement including, but not limited to those amounts paid for damages and/or separation. The provisions in this Section shall apply only to breaches or threatened breaches of Section III of this Agreement and any such rescission shall not apply to the release set forth in Section II(a) hereof, which shall remain in full force and effect.
V.
Executive’s Agreement to Assist the Company.
     To the extent reasonably requested by Airgas, Executive covenants and agrees to perform normal transition duties, and to assist Airgas in any governmental or similar investigation and to promptly notify Airgas of any such investigation of which Executive may become aware. To the extent this assistance occurs after the Termination Effective Date, Executive shall be compensated for any time spent providing such assistance at an hourly rate to be mutually agreed upon by the parties at the time such assistance is requested. Executive shall be reimbursed or advanced all out-of-pocket costs associated with such assistance. Upon Executive’s request, and only to the extent necessary, Airgas shall pay the cost of independent counsel to represent Executive in connection with Executive’s cooperation. To the extent possible, Airgas shall schedule Executive’s assistance at such times as shall not unreasonably interfere with Executive’s other obligations, and to that end, shall consult with Executive prior to scheduling Executive’s participation in such activities.
VI.
Executive’s Representations to the Company.
     By execution of this Agreement, Executive avows that the following statements are true:
     (a) Executive has been given the opportunity and has, in fact, read this entire Agreement, and has had all questions regarding its meaning answered to Executive’s satisfaction;
     (b) Executive is hereby advised to consult with an attorney of Executive’s choice and/or has in fact consulted with an attorney of Executive’s choice before signing this Agreement;
     (c) The payments and benefits that Airgas has agreed to provide in Section I of this Agreement are, in whole or in part, payments and benefits to which Executive would not be otherwise entitled in the absence of this Agreement;

     (d) The content of this Agreement is written in plain language, is fully understood, and it is also understood that it is a FULL WAIVER OF ALL CLAIMS;
     (e) This FULL WAIVER OF ALL CLAIMS is given in return for valuable consideration as provided under the terms of this Agreement including, but not limited to, the payments set forth in Section I above;
     (f) This Agreement is knowingly and voluntarily entered into and no representations have been made to induce or influence Executive’s execution of this Agreement other than those contained herein;
     (g) Executive has not heretofore assigned or transferred or purported to assign or transfer to any person or entity any claim or portion thereof or interest therein which is released, acquitted or discharged in this Agreement;
     (h) Airgas is not obligated to provide and Executive shall not receive any money or consideration from Airgas other than the money and consideration promised in Section I of this Agreement and any other vested benefits to which Executive may be entitled as of the Termination Effective Date;
     (i) Executive acknowledges that, as of the execution of this Agreement, Executive has already received all earned wages due Executive upon termination;
     (j) This Agreement shall be binding upon and inure to the benefit of the parties’ successors and assigns, provided however that this Agreement shall not be assignable by Executive;
     (k) Executive has not relied upon any advice whatsoever from Airgas or its attorneys as to the taxability, whether pursuant to federal, state or local tax statutes, regulations or otherwise, of the payments or considerations promised hereunder and Executive is solely responsible and liable for any amount of tax obligations arising from the payment of the sums specified in Section I and all tax obligations, if any, will be paid in full by Executive. Executive agrees to indemnify and hold Airgas harmless from and against any and all liabilities arising out of Executive’s failure to comply with this paragraph;
     (l) Executive acknowledges that, effective on the Termination Effective Date, Executive will not be entitled to further participate in any benefits made available to employees of Airgas; and
     (m) Executive has no pending workers’ compensation claim(s) against Airgas and knows of no situations that might give rise to any such claim.
     (n) The boldface titles of paragraphs in this Agreement are for ease of reference only and shall not be considered in interpreting this Agreement.

VII.
Choice of Law and Jurisdiction.
     This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the Commonwealth of Pennsylvania except to the extent preempted by federal law, and no action involving this Agreement or any other dispute between the parties may be brought except in either the Court of Common Pleas of Delaware County, Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania. Executive hereby waives all objections as to the personal jurisdiction and venue in such courts, and agrees to the exclusive jurisdiction of those courts.
     If any provision of this Separation Agreement and Release, or the application thereof, is held to be invalid, void or unenforceable for whatever reason, the remaining provisions not so declared shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.
VIII.
Interpretation of this Agreement.
     This Agreement shall be deemed drafted by the parties hereto. The language of all parts of this Agreement shall be construed as a whole, according to their fair meaning and any presumption or other principles that language herein is to be construed against any party shall not apply.
IX.
Integration.
     This Agreement constitutes the sole and entire Agreement between the parties hereto, and supersedes any and all understandings and agreements made prior hereto except as to those agreements or provisions of such agreements regarding confidentiality or non-competition obligations, which agreements or provisions of such agreements shall remain in full force and effect. There are no collateral understandings, representations or agreements other than those contained herein. This Agreement may not be modified, altered, or changed except in a writing signed by both parties in which specific reference is made to this Agreement. It is understood and agreed that the execution of this Agreement by Airgas is not an admission of liability or wrongdoing on its part to Executive, and execution of this Agreement by Executive is not an admission of liability or wrongdoing on Executive’s part to Airgas, but is an agreement designed to provide Executive with pay in exchange for the releases and covenants contained herein.

     IN WITNESS WHEREOF, the undersigned parties have signed this Agreement on the date indicated herein.

Airgas, Inc.
By: /s/ Dwight T. Wilson

Print Name: Dwight T. Wilson

Title: Senior Vice President, Human Resources

Date: September 30, 2007
IMPORTANT NOTICE TO EMPLOYEE:
BY SIGNING THIS AGREEMENT, YOU ARE WAIVING AND RELEASING
IMPORTANT LEGAL RIGHTS. PLEASE BE SURE TO READ THIS AGREEMENT
CAREFULLY AND COMPLETELY BEFORE YOU SIGN. YOU ARE HEREBY
ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS
AGREEMENT.

By:	/s/ Dean A. Bertolino
Dean A. Bertolino

Date: September 30, 2007